Exhibit 99.2

DOWNTOWN WIRELESS, LLC

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

DOWNTOWN WIRELESS, LLC

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

INDEPENDENT AUDITORS’ REPORT

To the Members of

Downtown Wireless, LLC:

We have audited the accompanying balance sheet of Downtown Wireless, LLC (a California limited liability company) as of September 30, 2004 and the related statements of operations, members’ equity and cash flows for the nine months ended September 30, 2004. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Downtown Wireless, LLC as of September 30, 2004 and the results of its operations and its cash flows for the nine months ended September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

GOOD SWARTZ BROWN & BERNS llp

Los Angeles, California
March 17, 2005

DOWNTOWN WIRELESS, LLC

BALANCE SHEET
SEPTEMBER 30, 2004

September 30, 2004

ASSETS

Current assets
Cash	$19,494
Accounts receivable	758,783

Total current assets	778,277

Property and equipment, net of accumulated depreciation of $1,116	2,224

Total assets	$780,501

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,879
Royalties payable	116,439
Notes payable	194,516

Total liabilities	340,834

Commitments and contingencies (Note 6)

Members’ equity	439,667

Total liabilities and members’ equity	$780,501

The accompanying notes are an integral part of this financial statement.

DOWNTOWN WIRELESS, LLC

STATEMENT OF OPERATONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

Nine Months Ended September 30, 2004

Revenues	$882,332
Cost of revenues	116,439

Gross profit	765,893

Operating expenses
Research and development	171,349
General and administrative	41,401

212,750

Income from operations	553,143

Interest expense	13,416

Net income before tax expense	539,727

Tax expense	3,300

Net income	$536,427

The accompanying notes are an integral part of this financial statement.

DOWNTOWN WIRELESS, LLC

STATEMENT OF MEMBERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

Members’ Equity (Deficit)

Balance, December 31, 2003	$(96,760)

Net income	536,427

Balance, September 30, 2004	$439,667

The accompanying notes are an integral part of this financial statement.

DOWNTOWN WIRELESS, LLC

STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

Nine Months Ended September 30, 2004

Cash flows from operating activities

Net income	$536,427
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	837
Changes in operating assets and liabilities:
Accounts receivable	(758,783)
Accounts payable and accrued expenses	20,748
Royalties payable	116,439

Net cash used in operating activities	(84,332)

Cash flows from investing activities	—

Cash flows from financing activities

Borrowings under notes payable	115,000
Payments of notes payable	(30,484)

Net cash provided by financing activities	84,516

Net increase in cash	184
Cash, beginning of period	19,310
Cash, end of period	$19,494

Supplemental disclosure of cash flow information

Cash paid during the period for interest	$8,122

Cash paid during the period for taxes	$800

The accompanying notes are an integral part of this financial statement.

DOWNTOWN WIRELESS, LLC

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

1.  Line of Business

Downtown Wireless, LLC., a California limited liability company (the Company), is a publisher of wireless entertainment applications, primarily games, for mobile phones and other wireless devices.  The Company’s applications are developed internally as well as through external third-party developers and are distributed through domestic wireless carriers.  The Company was formed and an operating agreement was signed on August 11, 2003.  Under the terms of the LLC formation, there are three members (the Members) with equal member interests and equal division of profits and losses.  The Company is based in Los Angeles, California.

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, the Company evaluates its estimates, including those related to collectibility of customer accounts, the value assigned to and estimated useful lives of long-lived assets, and contingent liabilities.  Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation (FDIC), and accounts receivable. The Company maintains its cash with a major financial institution and at September 30, 2004, the cash balance was below the FDIC limits.

The Company primarily generates revenue from one major wireless carrier.  Revenues from this carrier accounted for 95.3 percent of the Company’s total revenues for the nine months ended September 30, 2004.  Accounts receivables from the same carrier amounted to 97.3 percent of the Company’s total accounts receivable as of September 30, 2004.  Subsequent to year-end, the Company collected all outstanding accounts receivable.  The Company generated 99.3 percent of its total revenues for the nine months ended September 30, 2004 from one gaming application, Downtown Texas Hold’em.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, accounts receivable, accounts payable and amounts due under notes payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments and the relatively stable interest rate environment.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method.  Expenditures for major renewals and improvements that extend useful lives of property and equipment are capitalized.  Expenditures for repairs and maintenance are charged to expense as incurred.  Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

Long-lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  In accordance with SFAS No. 144, long-lived assets to be held are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable.  The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred.  No impairments were recorded during the nine months ended September 30, 2004.

Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.”  Software development costs incurred in the research and development of software products and enhancements to existing software products are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers.  Under the Company’s current practice of developing new applications, the technological feasibility of the underlying software is not established until substantially all product development is complete, which generally includes the development of a working model.  As a result, to date, the Company has not capitalized any costs relating to application development because the costs incurred subsequent to the establishment of technological feasibility of applications have not been significant.

Revenue Recognition

The Company recognizes revenues in accordance with the guidelines of the Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition”.  The Company recognizes revenues principally from the sale or subscription of its applications to wireless subscribers under distribution agreements with wireless carriers and other distributors in the period in which the applications are purchased or over the period in which the applications are subscribed to, assuming that: fees are fixed and determinable; the Company has no significant obligations remaining and collection of the related receivable is reasonably assured.  In accordance with the distribution agreements, the wireless carriers and other distributors are responsible for billing, collecting and remitting to the Company its fees.  The wireless carriers and other distributors generally report the final sales data to the Company within 14 days following the end of each month.

In accordance with Emerging Issues Task Force (EITF) 99-19, “Reporting Revenue Gross As a Principal Versus Net as an Agent”, the Company recognizes as revenues the net amount the wireless carrier or distributor pays to the Company upon the sale of its applications, net of any service or other fees earned and deducted by the wireless carrier or distributor. The Company has evaluated its wireless carrier and distributor agreements and has determined that it is not the principal when selling its applications through wireless carriers. Key indicators evaluated by the Company include:

•                  Wireless subscribers directly contract with wireless carriers who have most of the customer service interaction and are generally viewed as the primary obligor by the wireless subscribers;

•                  Wireless carriers generally have significant control over the type of applications and content that is offered to their wireless subscribers;

•                  Wireless carriers are directly responsible for billing and collecting fees from wireless subscribers including the resolution of billing disputes;

•                  Wireless carriers generally pay the Company a fixed percentage of revenues collected from wireless subscribers;

•                  Wireless carriers generally must approve the price of the applications in advance of their sale to wireless subscribers and the Company’s significant carrier customers have the ability to set the ultimate price charged to the wireless subscribers; and,

•                  The Company has limited risks, including no inventory risk and limited credit risk, because wireless carriers generally bear the risk of collecting fees from their subscribers.

Based on the evaluation of these factors, the Company believes that recognizing revenues on a net basis is appropriate for the wireless carrier or other distributor relationships where the above noted indicators are present.

Research and Development

Costs incurred in the research and development of the Company’s software applications are expensed as incurred.

Advertising Costs

The Company expenses costs related to advertising as incurred.  The Company incurred no advertising costs during the nine months ended September 30, 2004.

Income Taxes

The Company is a Limited Liability Company, and is classified as a partnership for income tax purposes.  The Company’s profits and losses are reportable by the Members on their respective personal income tax returns.  The only tax provision recorded relates to the minimum California Franchise tax and the California Gross Receipts tax.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”  SFAS No. 150 establishes accounting standards for how a company classifies and measures financial instruments that have characteristics of liabilities and equity.  This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  For nonpublic entities, the effective date regarding such financial instruments has not yet been determined.  As of September 30, 2004, the Company does not have any mandatorily redeemable financial instruments.  The Company believes that if SFAS No. 150 is implemented that it will not have a material effect on its financial position or results of operations or cash flows.

In December 2003, the SEC issued SAB No. 104. This staff accounting bulletin revises or rescinds certain sections of SAB 101, which gives interpretive guidance about revenue recognition. SAB 104 makes this interpretive guidance of SAB 101 consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 in December 2003 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” relating to consolidation of certain entities.  In December 2003, the FASB issued a revised FIN 46 “46R” that replaced the original FIN 46.  FIN 46R requires identification of a company’s participation in variable interest entities (VIEs), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis.  For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns.  FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required.  The Company is not currently participating in, or invested in any VIEs, as defined in FIN 46R.

3.  Property and Equipment

Property and equipment consist of the following at September 30, 2004:

	Estimated Useful Life (Years)	Amount
Computer hardware	3	$3,340
Less accumulated depreciation		(1,116)
		$2,224

Depreciation expense for the nine months ended September 30, 2004 was $837

4.  Notes Payable and Royalty Agreements

In August 2003, the Company was not capitalized with funds sufficient to support necessary research and development and Company operations.  As such, the Company decided to raise working capital through the issuance of a series of Notes Payable.  The Notes, as described below, were issued in various installments from inception through July 2004.  Each of the Notes was structured such that the loan was to help fund the development of a specific gaming application.  The Note Holder would receive funds based on a defined percentage, ranging from 2.5 percent to 25.0 percent (the royalty), of revenues generated from the sale of the specific gaming application.  The initial royalties would be applied first to the repayment of the principal balance of the Note and then as profit sharing royalties.  Under the terms of the agreements, the Note Holders were entitled to perpetual royalties from the identified application revenues.  Subsequent to year-end, all but one of the Note Holders exchanged their unpaid Note balances, unpaid royalties and rights to future royalties with the Company for a cash settlement (see Note 9).

There were no interest rates in the terms of the notes payable.  The Company imputed interest charges on each note payable based on an estimated incremental borrowing rate of 10.0 percent.  Total interest expense for the nine months ended September 30, 2004 related to these notes is $13,416.

There are eight individual Note Holders.  Seven of the Note Holders, representing total outstanding balances of $113,714 at September 30, 2004, received insignificant payments through September 30, 2004.  The original loans from these individuals totaled $115,000.  Royalty amounts generated only $1,286 of funds for return to these Note Holders.

The eighth Note Holder, the father of one of the Members (see Note 8), made aggregate loans totaling $110,000.  Substantially all of this Note Holder’s royalties were tied to the Texas Hold’em gaming application, the Company’s largest revenue provider (see Note 2).  Accordingly, through September 30, 2004, a total of $219,038 of royalties were generated related to this Note.  As amounts are paid, the Company will apply the $219,038 as follows:  $8,122 toward accrued imputed interest, $110,000 toward the Note Payable and $100,916 toward perpetual royalty profit sharing.  A total of $37,320 of the $219,038 was paid through September 30, 2004, which was applied first toward accrued imputed interest and then to the note payable.  The unpaid amounts of $181,718 are recorded in notes payable ($80,802) and royalties payable ($100,916) in the accompanying balance sheet at September 30, 2004.

Notes payable consist of the following at September 30, 2004:

Seven individual notes payable ranging in amounts from $5,000 to $80,802, interest imputed at 10.0 percent, exchanged and settled as part of a cash settlement on January 5, 2005 (see Note 9) and related perpetual royalties extinguished	$189,516

One individual note payable for $5,000, interest imputed at 10.0 percent, not exchanged or settled and perpetual royalty still in place	5,000

194,516
Less – current portion	(194,516)

$—

The Company also owes royalties to an individual in connection with a Work for Hire agreement.  This agreement was not tied to any loans or note payable.  Under the terms of the agreement, the individual earned royalties based on 2 percent of revenues generated, in excess of $100,000, from the Downtown Texas Hold’em application.  This individual earned royalties of $15,523 through September 30, 2004, all of which are included in royalties payable in the accompanying balance sheet.  Subsequent to year-end, this individual sold his royalty rights back to the Company (see Note 9).

5.  Ongoing Royalty Revenue

Approximately 4.7 percent of the Company’s revenues were generated through the licensing of the Downtown Texas Hold’em gaming application to another publisher for distribution to one named wireless carrier.  Under the terms of the license agreement and the terms of the sales agreement with JAMDAT Mobile, Inc. (JAMDAT) subsequent to year-end (see Note 9), the Members of the LLC will continue to receive any ongoing royalties personally as individuals.  Such royalty rights did not transfer to JAMDAT.

6.  Commitments and Contingencies

During its normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  Those indemnities include intellectual property indemnities to the Company’s customers in connection with the sale of its products and the licensing of its technology, indemnities for liabilities associated with the infringement of other parties’ technology based upon the Company’s products and technology, and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of California.  The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.  The majority of these indemnities and guarantees generally do not provide for any limitation on the maximum potential future payments that the Company could be obligated to make.  The Company has not recorded any liability for these indemnities and guarantees in the accompanying balance sheet and to date, no payments have ever been required under any of these indemnities and guarantees.

In connection with the notes payable, the Company is obligated to pay the Note Holders royalties based on the accumulation of revenue amounts (as defined) from derived certain identified applications (see Note 4).  The Company also is obligated to a separate individual for royalties unrelated to any loans or notes payable (see Note 4).  Future royalty commitments cannot be determined as they will be based on future revenues generated.  Subsequent to year-end, the separate individual and all but one Note Holder exchanged their rights to future royalties back to the Company for as part of a larger cash settlement (see Note 9).

7.  Tax Expense

The Company is a Limited Liability Company, and is classified as a partnership for income tax purposes.  The Company’s profits and losses are reportable by the Members on their respective personal income tax returns.  Accordingly, no provision for income taxes has been reflected in these financial statements, except as follows for the required minimum state taxes applicable to Limited Liability Companies:

Minimum California franchise tax	$800
California gross receipts tax	2,500

$3,300

8.  Related Party Transactions

During the nine months ended September 30, 2004 the Members were paid salaries of $63,000.  Of these amounts, $5,250 has been recorded as general and administrative expense and $57,750 has been recorded as research and development expense in the accompanying statement of income for the nine months ended September 30, 2004.

The father of one of the Members loaned the Company $110,000 from inception through September 30, 2004.  In connection with the loan agreement, the father is entitled to receive royalties based on revenues (as defined) derived from certain applications.  As of September 30, 2004, the application has generated revenues resulting in aggregate royalties of $219,038.  As these amounts are paid, they will be applied to accrued imputed interest, the note payable balance and royalty profit sharing (see Note 4).

The mother of one of the Members loaned the Company $5,000 from inception through September 30, 2004.  In connection with the loan agreement, the mother is entitled to receive royalties based on revenues (as defined) derived from certain applications (see Note 4).  Through September 30, 2004, no royalties were earned through the related application.

Both related parties were among the Note Holders who exchanged their notes payable subsequent to year-end as part of a cash settlement (see Note 9).

9.  Subsequent Events

On January 5, 2005, all of the Company’s membership interest was acquired by JAMDAT, a Delaware Corporation, for $4,450,000 in cash, $700,000 worth of JAMDAT’s restricted common stock and an incremental $1,175,965 in cash based on the Company's accounts receivable balance on that day.  In addition, under the terms of the sale to JAMDAT, there may be future consideration paid under earnout provisions (as defined in the agreement).  In connection with the sale of the membership interests, the Company negotiated with all but one Note Holder to exchange the balance due on their outstanding Note plus the related rights to future royalties for cash settlements.  The Company paid $1,304,357 to settle outstanding principal Note amounts of approximately $108,000, royalties earned since September 30, 2004 of approximately $225,000 and the Note Holders rights to future royalties.  One Note Holder of $5,000 chose to keep his note and the rights to future royalty streams.  Royalty amounts generated under the Downtown Slots application and due to this Note Holder were not significant from September 30, 2004 through January 5, 2005.  The Company also negotiated with a separate individual holder of a perpetual right to royalties related to the Downtown Texas Hold’em application and paid $50,000 for the release of such rights plus earned and unpaid royalties since September 30, 2004 of approximately $18,000.